Exhibit 21.1

CLEAN ENERGY FUELS CORP. SUBSIDIARIES

as of December 31, 2021

Name of Subsidiary	State or Province of Incorporation or Organization
Clean Energy Fueling Services Corp.	British Columbia
Clean Energy	California
Clean Energy Finance, LLC	California
Clean Energy LNG, LLC	California
Clean Energy Los Angeles, LLC	California
Clean Energy Real Estate, LLC	California
Natural Fuels Company, LLC	Colorado
Blue Energy General LLC	Delaware
Blue Energy Limited LLC	Delaware
CE Natural Gas Fueling Services, LLC	Delaware
Clean Energy Renewable Fuels, LLC	Delaware
Clean Energy Renewable Development, LLC	Delaware
Clean Energy South Fork Holdings, LLC	Delaware
Clean Energy & Technologies LLC	Delaware
CLNE PlasmaFlow, LLC	Delaware
CLNE PlasmaFlow Holdings, LLC	Delaware
NG Advantage LLC*	Delaware
O’Bryan Grain Renewable Energy, LLC	Delaware
South Fork Funding, LLC	Delaware
South Fork Renewable Energy, LLC	Delaware
Mansfield Gas Equipment Systems Corporation	Georgia
Blue Fuels Group LP	Texas
Clean Energy Texas LNG, LLC	Texas
TranStar Energy Company LP	Texas
M&S Rental, LLC	Wyoming
Southstar LLC	Wyoming
Wyoming Northstar Incorporated	Wyoming

*  Own less than 100%